UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2014

Newcastle Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 798-6100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

Newcastle Investment Corp. (the “Company”), a Maryland corporation, is re-issuing the historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”) to reflect as discontinued operations certain investments spun-off from the Company on February 13, 2014, in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 205-20, Discontinued Operations.

Accordingly, this Current Report on Form 8-K updates the following information included in the 2013 Form 10-K:

•	Selected Financial Data included in Item 6 of the 2013 Form 10-K

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Item 7 of the 2013 Form 10-K

•	Financial Statements included in Item 8 of the 2013 Form 10-K

No attempt has been made to update matters in the 2013 Form 10-K for any other activities or events occurring after the original filing date except to the extent specified above. The information provided in this Current Report on Form 8-K should be read in conjunction with the portions of the 2013 Form 10-K that have not been updated by this Current Report on Form 8-K and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the 2013 Form 10-K, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and the Company’s Current Reports on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are being filed herewith:

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP

99.1	Revised Selected Financial Data, Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Revised Financial Statements

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Justine A. Cheng
Justine A. Cheng
Chief Financial Officer, Chief Operating Officer and Treasurer

Date: May 5, 2014
3